UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☑
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

AVALO THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Your **Vote** Counts!

AVALO THERAPEUTICS, INC.

2022 Annual Meeting
Vote by June 13, 2022
11:59 PM ET

AVALO THERAPEUTICS, INC.
540 GAITHER ROAD, SUITE 400
ROCKVILLE, MARYLAND 20850

D76837-P72819

You invested in AVALO THERAPEUTICS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 14, 2022.**

Get informed before you vote

View the 2022 Notice of Annual Meeting of Stockholders, Proxy Statement and 2021 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting them prior to May 31, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 14, 2022
9:30 a.m. Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/AVTX2022

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. To elect the seven directors nominated by our board of directors (the "Board") and named herein to hold office for a one-year term until the 2023 Annual Meeting of Stockholders; **Nominees:** 01) Steven Boyd 02) June Almenoff, M.D., Ph.D. 03) Mitchell Chan 04) Gilla Kaplan, Ph.D. 05) Keith Maher, M.D. 06) Garry Neil, M.D. 07) Magnus Persson, M.D., Ph.D.	For
2. To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of the Company's common stock at a ratio of between 1-for-5 and 1-for-20 as determined by our Board;	For
3. To approve, on a nonbinding advisory basis, a "Say-on-Pay" resolution regarding the compensation of our named executive officers;	For
4. To approve, on a nonbinding advisory basis, the frequency of future advisory votes on "Say-on-Pay" resolutions regarding the Company's executive compensation;	3 Years
5. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022; and	For
6. To conduct any other business properly brought before the Annual Meeting.	

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D76838-P72819